Exhibit 99.1

NEWS RELEASE

	Contacts:	Rob Capps, President & CEO
MIND Technology, Inc.
281-353-4475

FOR IMMEDIATE RELEASE		Ken Dennard / Zach Vaughan
Dennard Lascar Investor Relations
713-529-6600
MIND@dennardlascar.com

MIND TECHNOLOGY, INC. ANNOUNCES

BOARD OF DIRECTORS ADDITIONS

THE WOODLANDS, TX – May 3, 2022 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced that Alan P. Baden and Nancy Harned have been appointed to its Board of Directors (the “Board”), effective May 2, 2022.

Peter H. Blum, Chairman of the Board, stated, “We are extremely excited to add Nancy and Alan to our Board. Each of them brings a vast breadth of knowledge in their respective fields, and we believe that they will serve as tremendous resources to MIND in the future. Nancy’s extensive Government and Navy background, and Alan’s deep legal expertise in finance and securities will provide valuable perspectives as we continue to execute our strategy, drive profitability and enhance value for all of our shareholders.”

Ms. Nancy Harned retired in 2020 from a 34-year career as a civilian employee of the Department of Defense. She served from 2007-2020 in various Senior Executive Service positions (equivalent to general officer or flag officer rank in the U.S. Armed Forces). From 2015-2020 she was the Executive Director for the Navy Expeditionary Combat Command, responsible to man, train and equip the Navy’s 19,000+ Expeditionary Sailors. Her other Senior Executive assignments included the Office of the Assistant Secretary of the Army (Acquisition, Logistics and Technology), the Office of the Assistant Secretary of Defense for Research and Engineering, and Deputy Director for Programming on the Chief of Naval Operations staff, responsible to develop the annual $125B U.S. Navy budget. From 2001-2007 Ms. Harned served in a variety of positions on the Chief of Naval Operations staff, and from 1993-2001 she led sonar research programs at the Office of Naval Research. She began her career at the Naval Air Warfare Center, developing sonar signal processing techniques for anti-submarine warfare. She has her bachelors and masters degrees in electrical engineering.

Alan P. Baden is a retired corporate finance and securities attorney. Mr. Baden practiced law in Ohio, Texas and New York. From 2014 to 2021, Mr. Baden was a partner and then counsel in the firm of Thompson & Knight L.L.P., which merged with Holland & Knight L.L.P. in 2021, where he was a consulting counsel until his retirement in 2022. Prior to joining Thompson & Knight, Mr. Baden was a partner in the Houston and New York offices of the law firm of Vinson & Elkins, where he practiced for over 35 years. Mr. Baden is a graduate of the Wharton School of the University of Pennsylvania with a BS in Economics degree and Case Western Reserve Law School with a JD degree.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.